UNIQUE LOGISTICS INTERNATIONAL (BOS), INC.

FINANCIAL STATEMENTS
DECEMBER 31, 2019 AND 2018

UNIQUE LOGISTICS INTERNATIONAL (BOS), INC.

TABLE OF CONTENTS

INDEPENDENT AUDITORS' REPORT

To the Board of Directors of
Unique Logistics International (BOS), Inc.

We have audited the accompanying financial statements of Unique Logistics International (BOS), Inc. (a Massachusetts Corporation), which comprise the balance sheets as of December 31, 2019 and 2018, and the related statements of operations, stockholders' deficit, and cash flows for the years then ended, and the related notes to the financial statements.

Management's Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditors' Responsibility

Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor's judgment, including the assessment of risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity's preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity's internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Unique Logistics International (BOS), Inc. as of December 31, 2019 and 2018, and the results of its operations, changes in stockholders' deficit and its cash flows for the years then ended, in accordance with with accounting principles generally accepted in the United States of America.

Aprio, LLP

Atlanta, Georgia

September 4, 2020

UNIQUE LOGISTICS INTERNATIONAL (BOS), INC.
BALANCE SHEETS
DECEMBER 31,

ASSETS

		2019		2018
Current assets				
Cash	$	236,150	$	156,872
Accounts receivable - trade		1,714,283		2,754,980
Prepaid expenses and other current assets		26,621		79,512
Total current assets		1,977,054		2,991,364
Property and equipment, at cost				
Computer equipment		90,460		87,055
Furniture and fixtures		28,941		28,941
Leasehold improvements		16,163		16,163
Less accumulated depreciation		(129,537)		(124,162)
Total property and equipment, net		6,027		7,997
Other assets				
Right of use asset		88,581		-
Security deposits		28,190		42,774
Total assets	$	2,099,852	$	3,042,135

See auditors' report and accompanying notes

UNIQUE LOGISTICS INTERNATIONAL (BOS), INC.
BALANCE SHEETS
DECEMBER 31,

LIABILITIES AND STOCKHOLDERS' DEFICIT

		2019		2018
Current liabilities				
Accounts payable	$	1,133,900	$	1,694,849
Line of credit		741,969		701,969
Due to related parties		577,848		503,266
Due to shareholder		1,700,000		1,700,000
Lease liability, current		66,250		-
Total current liabilities		4,219,967		4,600,084
Long-term liabilities				
Lease liability, net of current		25,082		-
Total long-term liabilities		25,082		-
Stockholders' deficit				
Common stock, no par value, 12,500 shares authorized, 12,500 shares issued, and 8,000 shares outstanding at December 31, 2019 and 2018		11,740		11,740
Treasury stock, 4,500 shares at cost		(2,017,240)		(2,017,240)
Retained earnings (deficit)		(139,697)		447,551
Stockholders' deficit		(2,145,197)		(1,557,949)
Total liabilities and stockholders' deficit	$	2,099,852	$	3,042,135

See auditors' report and accompanying notes

UNIQUE LOGISTICS INTERNATIONAL (BOS), INC.
STATEMENTS OF OPERATIONS
FOR THE YEARS ENDED DECEMBER 31,

	2019	2018
Net sales	$ 28,152,805	$ 29,317,558
Cost of goods sold	25,899,134	26,575,667
Gross profit	2,253,671	2,741,891
Operating expenses		
Depreciation	5,375	11,107
Selling, general and administrative	2,795,553	2,830,917
Total operating expenses	2,800,928	2,842,024
Loss from operations	(547,257)	(100,133)
Other expense		
Interest expense	(39,991)	(22,643)
Net loss	$ (587,248)	$ (122,776)

See auditors' report and accompanying notes

UNIQUE LOGISTICS INTERNATIONAL (BOS), INC.
STATEMENTS OF STOCKHOLDERS' DEFICIT
FOR THE YEARS ENDED DECEMBER 31, 2019 AND 2018

	Common Stock		Treasury Stock		Retained Earnings	
	Shares	Amount	Shares	Amount	(Deficit)	Total
Balance at January 1, 2018	8,000	$ 11,740	4,500	$ (2,017,240)	$ 570,327	$ (1,435,173)
Net loss	-	-	-	-	(122,776)	(122,776)
Balance at December 31, 2018	8,000	11,740	4,500	(2,017,240)	447,551	(1,557,949)
Net loss	-	-	-	-	(587,248)	(587,248)
Balance at December 31, 2019	8,000	$ 11,740	4,500	$ (2,017,240)	$ (139,697)	$ (2,145,197)

See auditors' report and accompanying notes

UNIQUE LOGISTICS INTERNATIONAL (BOS), INC.
STATEMENTS OF CASH FLOWS
FOR THE YEARS ENDED DECEMBER 31,

Increase (Decrease) In Cash

	2019	2018
Cash flows from operating activities		
Net loss	$ (587,248)	$ (122,776)
Adjustments to reconcile net loss to net cash provided (used) by operating activities:		
Depreciation	5,375	11,107
Amortization of right of use asset	138,036	-
Change in operating assets and liabilities:		
Accounts receivable - trade	1,040,697	(301,428)
Lease liability	(135,285)	-
Prepaid expenses and other current assets	52,891	359,732
Security deposits	14,584	(25,000)
Accounts payable	(560,949)	234,578
Due to related parties	74,582	(386,478)
Total adjustments	629,931	(107,489)
Cash provided (used) by operating activities	42,683	(230,265)
Cash flows from investing activities		
Acquisition of property and equipment	(3,405)	-
Cash used by investing activities	(3,405)	-
Cash flows from financing activities		
Borrowing from line of credit	741,969	701,969
Payment towards line of credit	(701,969)	(400,000)
Principal payments on note payable	-	(250,000)
Cash provided by financing activities	40,000	51,969
Net (decrease) increase in cash	79,278	(178,296)
Cash, beginning of the year	156,872	335,168
Cash, end of year	$ 236,150	$ 156,872

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION

	2019	2018
Cash paid during the years for:		
Interest	$ 39,991	$ 22,643

See auditors' report and accompanying notes

Note A
Summary of Significant Accounting Policies

Nature of Operations:

Unique Logistics International (BOS), Inc., a corporation, was formed in the state of Massachusetts on October 31, 1996, and has its registered and principal place of business at 35 Village Road, Suite 701, Middleton, Essex County, Massachusetts, 01949, United States of America ("U.S."). The Company provides international forwarding and logistics services, including customs brokerage, air and ocean freight, as well as marine insurance services. The Company has a primary concentration in Asia to USA shipments.

The Company is an 80% majority-owned subsidiary of Unique Logistics Holdings Limited (the "Parent"), a company incorporated in Hong Kong which has its registered and principal place of business at Unit B, 4th Floor, Sunshine Kowloon Bay Cargo Centre, 59 Tai Yip Street, Kowloon Bay, Kowloon, Hong Kong.

Liquidity:

The Company's current line of credit agreement with a financial institution is due on demand. The Company does not have sufficient liquidity to repay the debt with the bank in the event the debt is called. Management's plans with regard to this matter include seeking additional financing from the Parent. If necessary, the Parent intends to provide the Company with sufficient financial support to fund the continued operating activity of the Company through September 30, 2021. The financial statements do not include any adjustments that might result from the outcome of these uncertainties.

Basis of Preparation:

The U.S. dollar is the functional currency of the Company's continuing operations. The balance sheets and results of operations of the Company are measured using its functional currency. The financial statements have been prepared on the historical cost basis. Historical cost is generally based on the fair value of the consideration given in exchange for assets.

Note A
Summary of Significant Accounting Policies (Continued)

Recently Adopted Accounting Guidance

The Company adopted ASC 842 – Leases effective January 1, 2019 with all the available practical expedients, retroactively. There was no retained earnings impact on the adoption of ASC 842. The Company recognizes and measures its leases in accordance with ASC 842 Leases. The Company is a lessee in two leases for office space and office equipment. The Company determines if an arrangement is a lease, or contains a lease, at inception of a contract and when the terms of an existing contract are changed. The Company recognizes a lease liability and a right of use (ROU) asset at the commencement date of each lease. The lease liability is initially and subsequently recognized based on the present value of the contract's future lease payments. Variable payments are included in the future lease payments when those variable payments depend on an index or a rate. The discount rate is the implicit rate, if it is readily determinable, or the Company's incremental borrowing rate. The implicit rate of the Company's lease is not readily determinable and accordingly, the Company used its incremental borrowing rate based on the information available at commencement date. The Company's incremental borrowing rate for a lease is the rate of interest it would have to pay on a collateralized basis to borrow an amount equal to the lease payments under similar terms and in a similar economic environment. The Company has elected to not recognize ROU assets and lease liabilities for short-term leases that have a lease term of 12 months or less at lease commencement and do not include an option to purchase the underlying asset that the Company is reasonably certain to exercise. The Company recognizes lease costs associated with our short-term leases on a straight-line basis over the lease term.

In May 2014, the FASB issued guidance which will supersede the revenue recognition requirements in Topic 605, Revenue Recognition, and most industry-specific guidance. The core principle of the guidance is that an entity should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. Subsequently, in August 2015 the FASB deferred the effective date of implementation for all entities by one year. In a related technical accounting pronouncement in April 2016, the FASB issued an amendment providing clarification on identifying performance obligations and the licensing implementation guidance. The Company is required to adopt the transition requirements for the new guidance and related amendments for fiscal years beginning after December 15, 2019. The Company is currently evaluating the timing and the impact of this new accounting standard on its financial statements.

Note A
Summary of Significant Accounting Policies (Continued)

Use of Estimates:

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make judgments, estimates and assumptions that affect the application of policies and reported amounts of assets, liabilities, income and expenses. The estimates and associated assumptions are based on historical experience and various other factors that are believed to be reasonable under the circumstances, the results of which form the basis of making the judgments about carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates. Estimates are used for, but not limited to, the accounting for allowance of accounts receivable and depreciation of property and equipment.

The estimates and underlying assumptions are reviewed on an ongoing basis. Revisions to accounting estimates are recognized in the period in which the estimate is revised if the revision affects only that period, or in the period of the revision and future periods if the revision affects both current and future periods.

Concentration of Credit Risk Arising From Cash Deposits in Excess of Insured Limits:

The Company has cash deposits with financial institutions that fluctuate in excess of federally insured (FDIC) limits. If these financial institutions were not to honor their contractual liability, the Company could incur losses. The Company has not experienced any losses in such accounts. The Company believes it is not exposed to any significant risks on cash.

Accounts Receivable - Trade:

The Company extends credit to customers located worldwide based on payment history, stability and other factors. The Company generally does not require collateral to support customer receivables. The Company provides an allowance for doubtful accounts based upon a review of the outstanding accounts receivable, historical collection information and existing economic conditions. The Company determines if receivables are past due based on days outstanding, and amounts are written off when determined to be uncollectible by management. The maximum accounting loss from the credit risk associated with accounts receivable is the amount of the receivable recorded, which is the face amount of the receivable, net of the allowance for doubtful accounts. Management has determined that no allowance for doubtful accounts is necessary at December 31, 2019 and 2018.

Note A
Summary of Significant Accounting Policies (Continued)

Property and Equipment:

Property and equipment are stated at cost. Expenditures for maintenance and repairs are expensed currently, while renewals and betterments that materially extend the life of an asset are capitalized. The cost of assets sold, retired, or otherwise disposed of, and the related allowance for depreciation are eliminated from the accounts, and any resulting gain or loss is recognized.

Depreciation of property and equipment is provided using the straight-line method over the estimated useful lives of the assets, which are as follows:

Computer equipment	3 years
Furniture and fixtures	5 years
Leasehold improvements	Lesser of estimated useful life or life of the lease

Both the useful life of an asset and its residual value, if any, are reviewed annually.

Impairment of Long-Lived Assets:

Long-lived assets and intangible assets are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be fully recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of the assets to their fair value, which is normally determined through analysis of the future net cash flows expected to be generated by the assets. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount that the carrying amount of the assets exceeds the fair value of the assets. Management has determined that no impairment existed as of December 31, 2019 and 2018.

Treasury Stock:

The Company uses the cost method when it acquires its own common stock as treasury shares.

Revenue Recognition:

Revenue is measured at the fair value of the consideration received or receivable. The Company performs all services or delivers all products prior to recognizing revenue. Provided it is probable that the economic benefits will flow to the Company and the revenue and costs, if applicable, can be measured reliably, revenue is recognized in profit or loss as follows:

Note A

Summary of Significant Accounting Policies (Continued)

(i) Freight income

Freight income from the provision of air, ocean, and land freight forwarding services are recognized upon arrival of shipment into the destination port. Following delivery, the customer has the primary responsibility on delivering the cargoes and bears the risks and loss in relation to the cargoers. A receivable is recognized by the Company when the cargoes are delivered to the customer as this represents the point in time at which the right to consideration becomes unconditional, as only the passage of time is required before payment is due.

(ii) Service income

Service income from the provision of other services are recognized when the services are rendered. Payment for services and management services are not due from the customer until the services are complete and therefore a contract asset is recognized over the period in which the services are performed representing the entity's right to consideration for the services performed to date.

Revenue based on service is as follows:

	2019	2018
Freight income	$ 27,180,277	$ 27,279,014
Service income	653,931	1,642,193
Other income	318,597	396,351
Total revenue	$ 28,152,805	$ 29,317,558

Revenue billed prior to realization is recorded as deferred revenue and costs incurred prior to revenue recognition are included in prepaid expenses.

Note A
Summary of Significant Accounting Policies (Continued)

Income Taxes:

The Company accounts for income taxes using the asset and liability approach. Deferred tax assets and liabilities are recognized for the future tax consequences of differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates scheduled to be in effect when temporary differences are expected to be recovered or settled. The effect of a change in enacted tax rates on the deferred tax assets and liabilities is recognized in income in the financial statement period when the new tax rates are enacted. The Company assesses the realizability of its deferred tax assets annually and records a valuation allowance when it is determined more likely than not that a deferred tax asset will not be realized in full.

The Company accounts for the uncertainty in income taxes as prescribed by the minimum probability threshold that a tax position must meet before a financial statement benefit is recognized. The minimum threshold is defined as a tax position that is more likely than not to be sustained upon examination by the applicable taxing authority, including resolution of any related appeals or litigation processes, based on the technical merits of the position. The tax benefit to be recognized is measured as the largest amount of benefit that is greater than 50% likely of being realized upon ultimate settlement. There were no uncertain tax positions as of December 31, 2019 and 2018.

The Company is no longer subject to income tax examinations for years prior to 2016.

Fair Value of Financial Instruments:

The Company's financial instruments, including cash, accounts receivable, accounts payable, and accrued expenses, are carried at cost, which approximates their fair value because of the short-term nature of these assets and liabilities.

Financial Statement Authorization:

The Company's Board of Directors authorized the issuance of these financial statements on September 4, 2020. In addition, neither the Board of Directors nor the stockholders have the power to amend the financial statements after issuance.

Note B
Long-Term Debt and Line of Credit

Note Payable:

In connection with the repurchase of treasury shares during December 2011, the Company entered into a $2,000,000 non-interest bearing, unsecured note payable with a former shareholder. The Company was required to make eight annual installments of $250,000. The first payment was made on December 1, 2011, and the remaining seven installments were due on each anniversary date following the first payment until the maturity date of December 1, 2018, when the remaining balance was paid in full.

Line of Credit:

In September 2018, the Company entered into a demand line of credit agreement with a new financial institution. The demand line of credit provides for a maximum credit limit of $750,000. The demand line of credit is due on demand and is collateralized by substantially all assets of the Company. Borrowings under the demand line of credit bear interest at the prime rate plus 1.0% per annum. The prime rate was 4.75% and 5.50% as of December 31, 2019 and 2018, respectively.

Note C
Income Taxes

The Company has generated a net operating loss carryforward for tax purposes of approximately $625,000, which can be carried forward to offset future taxable income. This net operating loss carryover prior to 2018 will expire beginning in 2034. The net operating loss carryover after 2018 does not expire.

Management recorded a full valuation allowance against the non-current deferred tax asset of approximately $132,000 and $43,000 at December 31, 2019 and 2018, arising from the net operating loss.

Note D
Commitments and Contingencies

Operating Leases:

The Company has obligations as a lessee for office space and office equipment with initial noncancelable terms in excess of one year. The Company's leases do not include termination options for either party to the leases or restrictive financial or other covenants. Payments due under the lease contracts include fixed payments. ASC 842 does not require a lessee to recognize right of use ("ROU") assets nor liabilities for (a) short-term leases (i.e. leases of 12 months or less) and (b) leases of low value assets. As of December 31, 2019, short-term leases totaled approximately $13,200.

Note D
Commitments and Contingencies (Continued)

The components of the leases for the year ending December 31, 2019, are as follows:

		Amount
Operating leases cost:	$	136,050
Operating cash flow:		135,285
Right of use assets obtained:		219,860
Weighted-average remaining lease term:		2.83 years
Weighted-average discount rate:		4.50 %

Maturities of the lease liability under the noncancelable operating lease as of December 31, 2019, are as follows:

Year Ending December 31		Amount
2020	$	68,093
2021		18,240
2022		7,600
Total undiscounted lease payments		93,933
Less: imputed interest		(2,601)
Total lease liability	$	91,332

Note E
Employee Retirement Plans

The Company sponsors an employee retirement plan known as the Dynasty International, Inc. 401(k) Plan. Under the plan, employees may contribute up to the maximum contributions as set periodically by the Internal Revenue Service. The Company may make a discretionary contribution to the plan. Participant contributions are always 100% vested. The employer contributions vest 20% per year over five years.

Discretionary contributions of $74,959 and $74,510 were made by the Company for the years ended December 31, 2019 and 2018, respectively.

Note F
Concentrations

Significant Vendor:

A significant vendor is defined as one from which the company receives at least 10% its total purchases. For the year ended December 31, 2019, the Company had purchases from one supplier totaling approximately $14,705,000, which comprised approximately 56% of the Company's annual purchases. Amounts due to this vendor totaled approximately $223,000 at December 31, 2019.

For the year ended December 31, 2018, the Company had purchases from two suppliers totaling approximately $9,866,000, which comprised approximately 36% of the Company's annual purchases. The accounts payable balance included approximately zero to the vendor at December 31, 2018.

Significant Customer:

A significant customer is defined as one from whom at least 10% of annual revenue is derived. The Company had sales to three customers totaling approximately $9,384,000, which comprised approximately 33% of annual revenues for the year ended December 31, 2019. The accounts receivable balance included approximately $219,000 from these customers at December 31, 2019.

The Company had sales to three customers totaling approximately $6,300,000, which comprised approximately 21% of annual revenues for the year ended December 31, 2018. The accounts receivable balance included approximately $544,000 from these customers at December 31, 2018.

Note G
Due to Shareholder

On December 31, 2014, the Company entered into a $1,700,000 non-interest bearing, unsecured note payable with a shareholder in relief of payables owed to related parties for services performed and cash advances made by the shareholder to the Company. The maturity date of the note is December 31, 2019, at which time, any outstanding balance becomes due. Subsequent to year end the note payable was forgiven with the securities purchase agreement referred to in Note I.

Note H
Related Party Transactions

During the years ended December 31, 2019 and 2018, the Company incurred costs of approximately $3,257,000 and $2,873,000 for services rendered by the Parent and associate companies under common ownership and recognized revenue of approximately $671,000 and $185,000 for services provided to these companies, respectively. The accounts receivable balance totaled $61,627 and $48,644 for services rendered and the accounts payable balance owed totaled $577,848 and $503,266 for the years ended December 31, 2019 and 2018, respectively.

During the years ended December 31, 2019 and 2018, salaries and benefits recognized on key management of the Company was approximately $250,000 and was recorded in selling, general and administrative expenses on the accompanying statements of operations for both years.

Note I
Subsequent Events

The Company evaluated subsequent events through September 4, 2020, when these financial statements were available to be issued. Except as noted below, management is not aware of any significant events that occurred subsequent to the balance sheet date, but prior to the filing of this report, that would have a material impact on the financial statements.

COVID-19:

The Company's ongoing profitability may experience instability and estimates included in the financial statements may change due to current political and economic conditions as a result of public health concerns related to the novel coronavirus, or COVID-19. The duration and intensity of these impacts and resulting disruption to which these events effect the Company's business will depend on future developments, which are highly uncertain and cannot be predicted at this time.

Paycheck Protection Program:

On March 27, 2020, Coronavirus Aid, Relief, and Economic Act was enacted. The Act provided relief to small businesses under Paycheck Program via U.S. Small Business Administration loans. On May 6, 2020, the Company obtained a loan for approximately $357,000 under this new program, some of which may be forgivable if certain criteria is met. The loan has a fixed interest rate of 1%. The loan matures on May 6, 2022, with monthly principal and interest payments deferred for first six months. After the deferral period, monthly principal and interest payments are amortized over the remaining 18 months.

Note I
Subsequent Events (Continued)

Securities Purchase Agreement:

On May 29, 2020, Unique Logistics Holdings Limited, a Hong Kong company and majority shareholder, and the minority shareholder entered into a securities purchase agreement with Unique Logistics Holdings, Inc. to sell all common stock.

Lease Amendment:

On March 31, 2020, the Company entered into a lease amendment with respect to office space to extend the term of the lease to July 31, 2025, and to otherwise modify certain terms and conditions. Minimum monthly payments are approximately $10,600 and escalate to approximately $12,200 over the term.